CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam New York Tax Exempt Income Fund:

We consent to the use of our report, dated January 12, 2011, with respect to the financial statements of the Putnam New York Tax Exempt Income Fund included herein, and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
March 24, 2011